UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31091	47-0925451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 609, Shengda Plaza, No. 61 Guoxing Ave., Meilan District, Hainan Province, China	570203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-4008081155

5-1-1206 Hefeng Jiangan, Nianqing Rd. Meilan District, Hainan Province, China 570203
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Throughout this Current Report on Form 8-K, references to “Cang Bao,” “we,” “us,” the “Company,” and the “Registrant” all refer to Cang Bao Tian Xia International Art Trade Center, Inc., and may, if indicated by the context, refer to other entities, including the Cayman Company, or the Target Companies or VIEs (each, as hereinafter defined), as disclosed herein.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s unaudited pro forma financial statements and the related notes filed herewith.

Industry Data

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Item 1.01.

Entry Into A Material Definitive Agreement

The disclosure set forth below under Item 2.01 hereof is incorporated by reference into this Item 1.01.

Item 2.01.

Completion of Acquisition or Disposition of Assets

On July 27, 2020 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) Zhi Yuan Limited, a Cayman Islands company (“Cayman Company”), and (iii) the three beneficial shareholders of Cayman Company (each, a “Cayman Company Shareholder” and collectively, the “Cayman Company Shareholders”).

Pursuant to the terms of the Exchange Agreement, the Cayman Company Shareholders agreed to sell to Cang Bao, and Cang Bao agreed to purchase, all shares of Cayman Company held by them, which shares represent 100% of the issued and outstanding shares of Cayman Company. In exchange, Cang Bao agreed to issue to the Cayman Company Shareholders an aggregate of 75,000,000 shares of Cang Bao common stock, representing approximately 67.98% of Cang Bao’s total issued and outstanding common stock (the “Share Exchange”).

Our directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Cayman Company also approved the Exchange Agreement and the transactions contemplated thereby. The Share Exchange closed on July 27, 2020. Both Yaqin Fu, who is the wife of one of our directors, and Mr. Xingtao Zhou, our President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and principal shareholder, were Cayman Company Shareholders who exchanged their Cayman Company shares for shares of the Company. After giving effect to the Share Exchange, Mr. Zhou owns 59,839,271 shares of our common stock, which represents 54.24% of our outstanding common stock, and 100% of our issued and outstanding preferred shares.

As a result of the Share Exchange, Cayman Company became our wholly owned subsidiary and we are its public holding company. After giving effect to the Share Exchange, the Company acquired 100% of the assets and operations of Cayman Company and its subsidiaries, the business and operations of which now constitutes our primary business and operations. After giving effect to the Share Exchange, we own 100% of the issued and outstanding shares of capital stock of Cayman Company. Cayman Company is a holding company that owns Cangyun (Hong Kong) Limited (“Hong Kong Company”), which in turn owns and controls Shanghai Cangyun Management Consulting Co., Ltd. (“Management Consulting”), which has entered into contractual agreements to control Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan”) and Cangbao Tianxia (Shanghai) Cultural Relic Co., Ltd. (“Tianxia Cultural Relic,” and together with Hainan, the “Target Companies” or “VIEs”).

The Exchange Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties.

For federal income tax purposes, it is intended that the Share Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). However, we did not obtain any tax opinion and there can be no assurance that our intent that the Share Exchange qualify as a reorganization under the provisions of Section 368(a) of the Code is correct.  Cayman Company is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Cayman Company have been brought forward at their book value and no goodwill has been recognized. As a result of the acquisition of all the issued and outstanding shares of Cayman Company, we have now assumed Cayman Company’s business operations as our own.

The description of the Exchange Agreement and the transactions contemplated by the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

FORM 10 DISCLOSURES

Immediately prior to the closing of the Share Exchange described above pursuant to which Cayman Company became a wholly owned subsidiary of the Company, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as the Company was immediately before the Share Exchange, then the registrant must disclose on a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes all of the information that would be included in a Form 10.

The Share Exchange was accounted as a business combination under common control, in which all of the combining entities or businesses are ultimately controlled by the same party or parties, both before and after the business combination, and that control is not transitory. The business combination under common control of accounting is based on the historical consolidated financial statements of the Company and Cayman Company. In accordance with ASC 805-50-45-5, for transactions between entities under common control, financial statements and financial information presented for prior periods have been retroactively adjusted to furnish comparative information. The financial statements are presented retrospectively, as though the Share Exchange Agreement between the Company and Cayman Company occurred at the beginning of the first period presented.

BUSINESS

The disclosure in this “Business” section relates primarily to Cayman Company, an operating company that became a wholly owned subsidiary of the Company at the closing of the Share Exchange. From 2011 until the closing of the Share Exchange, the Company did not have any material operations and was a shell company as such term is defined in Rule 12b-2 of the Exchange Act.

Corporate History

Cang Bao

Cang Bao was incorporated in the State of Nevada on March 13, 2002, as Equicap, Inc. (“Equicap”), for the purpose of entering into a merger with and re-domiciling its predecessor, Equicap, Inc., a California corporation ("Equicap California"). Effective January 25, 2005, Equicap California was merged with and into Equicap in a statutory merger based on management's belief that Nevada law is more advantageous to a corporation than California law. Equicap was considered a blank check company until its March 2007 acquisition of Usunco Automotive Limited, a British Virgin Islands company (“Usunco”). Equicap, Inc. changed its name to Zhongchai Machinery, Inc. (“Zhongchai” or the “Company”) on May 21, 2010.

Zhongchai, a Nevada corporation, was a manufacturer and distributor of gears and gearboxes and drive axles that were marketed and sold to equipment manufacturers in China.

On July 6, 2007, the Board of Directors of Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), the China based and 75% owned subsidiary of the Company, approved and finalized an Exchange Agreement (“Exchange Agreement”) with Xinchang Keyi Machinery Co., Ltd., (“Keyi”) a corporation incorporated in the People’s Republic of China (“PRC”). Pursuant to the Exchange Agreement, Zhejiang Zhongchai purchased all the outstanding equity of Zhejiang Shengte Transmission Co., Ltd. (“Shengte”) from Keyi, the sole owner of Shengte, for approximately $3.7 million.

On March 7, 2007, the Company and Usunco Automotive, Ltd. (“Usunco”), a British Virgin Islands company, entered into an  agreement (the “Usunco Agreement”) which was consummated on March 9, 2007. Under the terms of the Usunco Agreement, the Company acquired all of the outstanding equity securities of Usunco in exchange for 18,323,944 shares of the Company’s common stock.

Because the Company had been a public shell company prior to the Usunco Agreement, that share exchange was treated as a recapitalization of the Company. As such, the historical financial information prior to that share exchange was that of Usunco and its subsidiaries. Historical share amounts were restated to reflect the effect of that share exchange.

On June 18, 2006, Usunco acquired 100% of IBC Automotive Products Inc (“IBC”), a California Corporation as of May 14, 2004 (date of inception), through the issuance of 28% of Usunco’s shares. IBC was considered a “predecessor” business to Usunco as its operations constituted the business activities of Usunco formed to consummate the acquisition of IBC. The consolidated financial statements reflected all predecessor statements of income and cash flow activities from the inception of IBC in May 2004.

On June 15, 2009, IBC was sold to certain management persons of IBC in exchange for the following: (i) the cancellation of an aggregate of 555,994 shares of common stock of the Company which those individuals owned, and (ii) the payment of $60,000 in installments pursuant to the terms of an unsecured promissory note, the final payment of which was made on November 15, 2010. As part of the transaction, the Company cancelled $428,261 through the closing date, of inter-company debt which funds had been used in the business of IBC prior to the transaction.

On September 22, 2009, Xinchang Xian Lisheng Machinery Co., Ltd. (“Lisheng”) was incorporated by Zhejiang Zhongchai and two individual investors. The total registered capital of Lisheng was RMB 5 million, of which Zhejiang Zhongchai accounted for 60%. The Company started production of die casting products in 2010 for use in gearboxes, diesel engines and other machinery products.

On December 16, 2009, Zhongchai Machinery and its wholly owned subsidiaries, Usunco and Zhongchai Holding (Hong Kong) Limited, a Hong Kong company (“Zhongchai Holding”), took action to approve transfer of the shares of Zhejiang Zhongchai Machinery Co., from Usunco to Zhongchai Holding. The transfer was completed on December 23, 2009. The purpose of the transfer was to take advantage of the tax treaty between the PRC and the Special Administrative Region of Hong Kong which reduces the withholding tax rate of the PRC on payments to entities outside of China. Usunco, which no longer had any assets after transferring all of them to Zhongchai Holding, was subsequently dissolved. The consolidated financial statements accounted for Zhejiang Zhongchai Machinery Co., in the same manner as before the transfer of the ownership. Shareholder approval by the shareholders of Zhongchai Machinery was not required under Nevada law, as there was no sale of all or substantially all the assets of the Company. The shareholder ownership and shareholder rights of Zhongchai Machinery remained the same as before the transaction.

On April 26, 2010, Zhongchai Holding (Hong Kong) Limited. (“Zhongchai Holding”), which owned 75% of the equity in Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), executed an agreement (the “Zhejiang Agreement”) with Xinchang Keyi Machinery Co., Ltd., (“Keyi”) a corporation incorporated in the PRC. Pursuant to the Zhegiang Agreement, Zhongchai Holding purchased the residual 25% equity of Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”) from Keyi, for $2.6 million. The Zhegiang Agreement was approved by the local government agency and a new business license was issued as a Wholly Foreign Owned Enterprise.

On July 26, 2011, the Company held a Special Meeting of Shareholders. At the Special Meeting, the Company’s shareholders approved the termination the Company’s periodic reporting obligations under the Exchange Act, thereby foregoing many of the expenses associates with operating as a public company subject to SEC reporting obligations. Three days later, the Company terminated its registration with the Securities and Exchange Commission. Following such termination, the Company became dormant.

On July 27, 2011, the Company approved a 1-for-120 reverse stock split of its then outstanding shares of the Company’s Common Stock.

On May 11, 2018, the Eighth Judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Zhongchai Machinery, Inc., proper notice having been given to the officers and directors of Zhongchai Machinery, Inc. There was no opposition.

On May 16, 2018, the Company filed a Certificate of Revival with the State of Nevada, appointing David Lazar as President, Secretary, Treasurer and sole Director.  On June 19, 2018, the Company issued 3,096,200 shares of common stock to David Lazar, at par value of $0.001, for services valued at $3,096.20, and  issued 10,000,000 shares of Series A Preferred Stock to David Lazar, at par value of $0.001, for services valued at $4,000,000.

On December 28, 2018, a change of control of the Company took place. Mr. Xingtao Zhou acquired all 10,000,000 shares of Series A Preferred Stock previously owned by Mr. Lazar; and Mr. Zhou and Yaqin Fu acquired, respectively, 2,432,351 and 663,849 common shares previously owned by Mr. Lazar, who resigned as an officer and director and appointed Mr. Zhou as a director, CEO and CFO, and appointed Ms. Fu’s husband, Liang Tan, as a director.

On January 8, 2019, by majority consent of its principal shareholders, the Company changed its corporate name in Nevada from Zhongchai Machinery, Inc. to Cang Bao Tian Xia International Art Trade Center, Inc., its current name; and shortly thereafter, the Company’s trading symbol was changed to TXCB.

At the closing of the Share Exchange on July 27, 2020, Cayman Company became our wholly owned subsidiary and we are its public holding company. Prior to the Share Exchange, we were a “shell,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934. We had no active business, and virtually no assets.

After giving effect to the Share Exchange, the Company acquired 100% of the assets and operations of Cayman Company and its subsidiaries, the business and operations of which now constitute our primary business and operations. After giving effect to the Share Exchange, we own 100% of the issued and outstanding shares of capital stock of Cayman Company. Cayman Company is a holding company that owns Hong Kong Company, which in turn owns and controls Management Consulting, which has entered into contractual agreements to control the Target Companies.

Cayman Company

Cayman Company was incorporated under the laws of Cayman Islands on April 15, 2019 to serve as an investment holding company, and Hong Kong was incorporated under the laws of Hong Kong by Cayman Company on May 22, 2019.

Overview of Cayman Company Business

Any references to the “Company,” “we,” “us,” “our” or words of similar import in this “Overview of Cayman Company Business” section refer to Cayman Company.

The Cang Bao Tian Xia International Art Trade Center (the “Center”) is a cultural service platform dedicated to creating industry standards for art investment and creating a model of online art exchanges and transactions, which allows collectors, artists, art dealers and owners to access a much larger art trading market, allowing them to engage with a wide range of collectibles or artwork investors. The online platform enables our customers to buy, sell, store and invest in various artworks, mostly antiques and some modern paintings. The words “Cang Bao Tian Xia” in our corporate name mean “Treasure World” in English.

We currently facilitate trading by individual customers of all kinds of collectibles, artworks and commodities on our online platforms, which are owned by the Center. We commenced our operations in March 2019, and our customer trading volume was growing rapidly until the advent of COVID-19.  We currently have approximately 1000 customers who regularly visit our website. Currently, Shanghai and Hainan are the Center’s operating branches.

According to the report of “E-commerce in China 2018” released by Ministry of Commerce of PRC on May 29, 2019, China’s e-commerce continues to grow in 2018 and has ranked the first in global online retail market. Data of National Bureau of Statistics of China indicates that in 2018, the national e-commerce transaction volume reached RMB 31.63 trillion yuan (approximately $4.62 trillion), an increase of 8.5% year-over-year.

China’s e-commerce transaction volume 2011-2018

China’s e-commerce transaction volume (in RMB trillion yuan)

Year-on-year growth rate

Source: National Bureau of Statistics of China

According to the statistics of the Ministry of Commerce of the PRC, in 2017, e-commerce realized sales growth of 26.8% in China. On many mainstream e-commerce platforms, cultural products such as arts and crafts flourished and developed rapidly, and art e-commerce continues to grow gradually. Online trading has become a major trend of the global collectible and art trade. We provide online and offline supporting services for domestic and international art e-commerce platforms.

We provide customers of our online platform with comprehensive services, including account opening, art investment education, market information, research, real-time customer support, and artwork warehousing services. Most services are delivered online through our proprietary client software and call center. Our client software, which has an app version available for both IOS and Android, provides not only market information and analysis, but also interactive functions including live auction house, live discussion boards, live video conference room, blogs to post and share artwork and instant messaging with other art collectors and customer service representatives, which we believe enhances our customers’ engagement.

Corporate Structure

Our current corporate structure is set forth below:

Our Strategy

We strive to continue building a collectible and artwork trading platform that is highly trusted by individual customers. To achieve this objective, we are implementing the following strategies:

●	strengthen our brand and market position;

●	introduce new collectibles and artwork products;

●	explore mini-account business;

●	selectively explore acquisition opportunities; and

●	continue to attract, cultivate and retain talent.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity (“VIE”) structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, which was promulgated and is amended from time to time by the PRC Ministry of Commerce (“MOC”), and the PRC National Development and Reform Commission (the “NDRC”). In June 2018, the Guidance Catalog of Industries for Foreign Investment was replaced by the Special Administrative Measures (Negative List) for Foreign Investment Access (2018 Version) (the “Negative List”). The Negative List divides industries into two categories: restricted and prohibited. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Our Company and Management Consulting are considered as foreign investors or foreign invested enterprises under PRC law.

Although the business we conduct or will conduct through each VIE is not within the category in which foreign investment is currently restricted under the Negative List or other PRC Laws, we expect that in the future, the Target Companies will engage in marketing survey services for online marketplaces. Marketing survey services are within the category in which foreign investment is restricted pursuant to the Negative List. In addition, we intend to centralize our management and operation in the PRC to avoid being restricted in conducting certain business activities which are important for our current or future business but are currently restricted or might be restricted in the future. As such, we believe the agreements between Management Consulting and each VIE are necessary and essential for our business operation. These contractual arrangements with each VIE and its shareholders enable us to exercise effective control over the VIEs and hence consolidate their financial results as our VIE.

In our case, Management Consulting effectively assumed management of the business activities of each our VIEs through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements, including the Management Consultation Service Agreement, dated August 8, 2019, by and among Management Consulting, the VIEs and the three Cayman Company Shareholders,  (the “Management Agreement”), the Equity Pledge Agreement, dated August 8, 2019,  by and among Management Consulting, the Target Companies and the three Cayman Company Shareholders (the “Pledge Agreement”), the Call Option Agreement, dated August 8, 2019,  by and among Management Consulting, the Target Companies and the three Cayman Company Shareholders  (the “Option Agreement”) and the Proxy Agreement , dated August 8, 2019,  by and among Management Company, the Target Companies and the three Cayman Company Shareholders, (the “Proxy Agreement”). Through the VIE Agreements, Management Consulting has the right to advise, consult, manage and operate the VIEs for an annual consulting service fee in the amount of 100% of the VIEs’ net profit. The shareholders of the VIEs have pledged all of their right, title and equity interest in the VIEs as security for Management Consulting to collect consulting services fees provided to the VIEs through the Pledge Agreement. In order to further reinforce Management Consulting’s right to control and operate the VIEs, the VIEs’ shareholders have granted Management Consulting an exclusive right and option to acquire all of their equity interests in the VIE through the Pledge Agreement.

Management Consulting has entered into a series of VIE agreements with the Target Companies’ shareholders, upon the same material terms as described above. The material terms of the VIE Agreements with the Target Companies are as follows:

Management Consultation Service Agreement. Pursuant to the Management Consultation Service Agreement between (a) Management Consulting, and (b) Hainan Cangbao Tianxia Cultural Relic Co., Ltd. and Cangbao Tianxia (Shanghai) Cultural Relic Co. (the “Target Companies” or “VIEs”), dated August 8, 2019, Management Consulting has the exclusive right to provide consultation and services to the Target Companies in the areas of funding, human resources, technology and intellectual property rights. For such services, the Target Companies have agreed to pay service fees in the amount of 100% of their net income, and also have the obligation to absorb 100% of their own losses. Management Consulting exclusively owns any intellectual property rights arising from the performance of this Management Consultation Service Agreement. The Management Consultation Service Agreement terminates at the same time as the Equity Pledge Agreement, described in the next paragraph.

Equity Pledge Agreement. Pursuant to the Equity Pledge Agreement dated August 8, 2019, among Management Consulting, the Target Companies, the Target Companies’ shareholders, who are our CEO Mr. Zhou, Yaqin Fu (the wife of Liang Tan, a director of the Company), and Wei Wang (also, the “Pledgors”), each of three persons pledged all of their equity interests in the Target Companies to Management Consulting to guarantee the Target Companies’ performance of relevant obligations and indebtedness under the Management Consultation Service Agreement and the other control agreements (collectively, the “Control Agreements”). If the Pledgors breach their obligations under the Control Agreements, Management Consulting, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breaches. The Pledgors’ obligations shall be continuously valid until all of the Pledgors are no longer shareholders of the Target Companies, or until the satisfaction of all of the Pledgors’ obligations under the Control Agreements.

Call Option Agreement. Pursuant to the Call Option Agreement among Management Consulting, the Target Companies and the Pledgors, dated August 8, 2019, Management Consulting has the exclusive right to require that the Pledgors fulfill and complete all approval and registration procedures required under PRC laws for Management Consulting to purchase, or designate one or more persons to purchase, such shareholders’ equity interests in the Target Companies , in one or multiple transactions, at any time or from time to time, at Management Consulting’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreements shall remain effective until all the equity interests in the Target Companies owned by the Pledgors have been legally transferred to Management Consulting or its designee(s).

Proxy Agreement. Pursuant to the Proxy Agreement among Management Consulting, the Pledgors and the Target Companies, dated August 8, 2019, the Pledgors irrevocably appointed Management Consulting or Management Consulting’s designee to exercise all of their rights as a shareholder of the Target Companies, including but not limited to the power to exercise all such shareholder’s voting rights with respect to all matters to be discussed and voted in shareholder meetings of the Target Companies. The Proxy Agreement remains effective until all equity interests in the Target Companies owned by the Pledgors have been legally transferred to Management Consulting or its designee(s).

Business Model

Operation Description

.

The operation team defined the unique operation mode of "3+1" of Cangbao Tian Xia as the core orientation of the project. The closed loop of project operation was achieved through interlocking organic logic, and the revenue generation prospect of the project is being realized through the close combination of financial means and member ports. Since its inception, Cang Bao Tian Xia has developed from a single offline product line to rapidly growing product diversification in multiple regions in mainland China. The Treasure World-created online App is geared to the needs of the market, as a new window to be multiplied by the rapid development of Internet and the Internet of things change, to the developing trend of our brand platform, thus effectively expanding the flow ports and enhancing the capacity of solid flow, i.e., the flow "member", "collection flow" and "capital flow." At the same time, with the help of cooperative insurance guarantee social credibility behind the brand influence, our professional appraisal team identifies trading opportunities, eventually to form an "objects, people, gold" ideal situation of the inner loop.

We believe that the characteristics and style of the Chinese consumer market will directly determine the “treasure” of the Treasure World, and will create the financial services needed to get the full extent of the consumer market acceptance and highest market sense of affinity, loan products and financial services within the Chinese consumer market demand in the global consumer market.

Becoming a member of the Treasure World is a very low threshold for consumer groups in the market to access the Treasure Circle. We believe that the lowering of entry standards will not have an impact on industry or brand endorsements, and instead, it will introduce our Company as the most professional collection appraisal agency providing appraisal services for collections on the platform and world-class insurance companies providing high-quality assessment guarantees for collections and transactions on the platform. Therefore, with the people-friendly standards of the Treasure World, stronger brand endorsements and market recognition and satisfaction will grow. And at the same time, with our appraisals, transactions and other links performed inside our brand platform, our membership will continue to grow and reflect the significance of the Treasure World.

We believe that the advantages of membership creation are reflected in several aspects:

•

First, the new online app and offline access port makes it easier for unfamiliar persons in the market to become members, and the simple and convenient operation process enhances the members' experience and identity multiples.

•

Second, with the credibility of world-class insurance brands behind the Treasure World, the pure collection appraisal trading platform service will become a world-class professional collection comprehensive ecosystem. Through professional guarantees, any member, any collection and any transaction can be carried out in a safe, just and strong environment, increase membership, collections and capital market behavior from hierarchy to another level, to enhance the experience and guarantee protection.

•

Third, members can make financial investments in any collection in the platform built by the brand, avoiding the situation of collection value-added income that can only be achieved by owning a collection independently. Membership broadens the traditional restrictions of the industry, and allow any member to effectively invest in any collection in which the member is interested, and receive the corresponding benefits brought by the increase in the value of the collection in the market;

•

Fourth, transactions of all collections in which all members of the brand platform to which they belong will be conducted under the effective supervision of the platform, which enhances the protection of member transactions, and at the same time, carries out effective regular flow of capital within the platform. The effective flow of collections under the platform can bring non-member consumer groups in the market organically into the platform, and thus become effective registered members of the platform. At the same time, members in the platform display their collections to the platform, thereby forming the mutual promotional effect of "members pulling new collections, collections carrying new members" positively guiding the organic cycle.

•

Fifth, the effective expansion of new members will be guided by the platform's active policy during the operation of the platform, encouraging new members to actively join, thus rapidly-growing and changing the platform as currently established. The platform's evaluation of the number of final members is unpredictable, because the openness of the platform will determine that the port to enter the platform is infinite, because the professionalism of the platform will determine that the endorsement of the platform will occupy the mainstream position in the market, and because the circulation of the platform will determine that the amount of resources lost by the platform will be minimal. Therefore, in terms of the acquisition of new members and the reciprocating operation of various links within the platform, we believe that the operation mechanism of Booty World will make it a leading brand in the global consumer market.

Professional Appraisal

Behind the brand, there are national and internationally recognized professional appraisal experts to ensure that each piece of collection is well-documented and real, after passing the treasure appraisal, and are responsible for each piece of art collection.

Professional Team

Treasure World has what it believes is a very professional appraisal team. We have retained domestic and international talents in the process of forming the team, so that Treasure World is filled with world-class talents in all fields and positions. In terms of warehousing and storage, financial services, operation planning, cross-industry cooperation, etc., high-quality talents have formed an outstanding team. In 2018, the “Treasure World” section of the treasure track recorded by Treasure World began broadcasting on 9 Chinese TV stations across the country, premiering on Saturdays throughout the year and rebroadcasting on Sundays,

In 2019, Treasure World launched this section on television stations in various provinces across the country to better serve global collectors.

The industry's first to adopt VR 2.0 technology, "3 60 ° + 720 °" display collections, global collections online "touch" collection textures, effectively captures the eyes of global collection experts, collection enthusiasts and outsiders, through offline promotion. This unique model for the industry has effectively reduced the industry threshold for the collection industry. At the same time, we use VR 2.0 technology to achieve part of the transparency of the collection information. The most professional technology products of the society at this stage are used in the Treasure World industry. Psychology collects a large number of new treasure enthusiasts and effectively increases market share.

Profit Model

Our member system is an exclusive online service system created by Treasure World, which responds to the original intention of Treasure World: standardizing the transactions of the collection industry and providing professional art consulting services for collectors. In order to meet the needs of different collectors, Treasure World has comprehensively upgraded its service package system to provide personalized "collection- certification-marketing" services.

A.

Profit model: service package

Including the business of appraisal of treasures, consignment of APPs, etc., the situation of packaging services with different types of services, civilianization of profit points, allowing more people outside the industry to understand and use treasures through the new service model;

B.

Profit model: collection and storage

The Company’s professional storage and custody service allows those who have treasures in their homes, but are limited by venues and conditions, to accept their collections into one of the world's most professional collection management systems, lowering the threshold and making them available to everyone;

C.

Profit model: Treasure consignment

Our Professional appraisal team, professional output resources, etc., enables each piece of collection to be commissioned on the safest, most professional and authoritative platform for agency storage and evaluation transactions;

D.

Profit model: financial loan.

Our authoritative guarantee group and professional financial team can maximize the commercial value of the user's collections within a reasonable range, but also connect users with high-quality financial solutions, thus generating the highest quality services will generate maximum commercial value;

E.

Profit model: underwriting agreement

We provide an integrated service, from the examination of a person’s collection to the docking transaction, and a transaction guarantee after the transaction is completed, to achieve an excellent service experience without worry;

F.

Profit model: All-in-one advertising

Our market resources organically and effectively dock the most cutting-edge market promotion platforms, to maximize market promotion and the most innovative publicity ports. We believe that consumers in the hunting market find us to be an excellent publicity and promotional resource.

G.

Profit model: VR Museum

Our offline VR (virtual reality) museum uses high-tech cutting-edge technology to lead consumer groups outside the industry to understand the collection industry in depth and expand the channels for consumer sources.

Employees

We currently employ 33 employees, consisting of 22 who are employed by Hainan and 11 of whom are employed by Shanghai Cangbao. Eight of the 33 employees at the two locations are management personnel; 11 are employed by the Company’s marketing department, who are responsible for developing new customers and maintaining existing customers; and 14 are support and administrative staff.

Competition

The art e-commerce market is highly competitive and many traditional art galleries and auction houses may provide a platform for artwork owners to sell their collections. However, we believe that their trading model is substantially different from ours. As of March 31, 2020, we believe that there were at least five active art e-commerce platforms operating nationwide in China. These trading service providers compete with each other for customers and trading volume based on factors including brand, technology, research and customer services.

Although some of our competitors have greater financial resources or larger customer bases than we do, we believe that our proprietary technology platform, our comprehensive customer services and strong brand recognition in the industry will enable us to compete effectively in the fast evolving art e-commerce trading industry in the PRC.

Government Regulation

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations are influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole, as to which there can be no assurance. See “Risk Factors-Risks Related to Doing Business in China.”

Intellectual Property

The Company owns the intellectual property of an APP and a customized tablet, which enable our customers to communicate and list artworks to trade, as well as to facilitate membership enrollment and artworks trade. The Company also owns the domain name of www.txcb.com.

Research and Development

In the fiscal year ended September 30, 2019, we spent $-0- on research and development of our APP and tablet. Our APP was launched on January 3, 2020, and was purchased from a third party, after research and development had been completed. The third party also provides ongoing technical support and maintenance services.

Marketing Strategy

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services.  We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur marketing and advertising expenses in the amount of approximately $1,600,000 in 2019, which was reduced to approximately $20,000 in the first three months of 2020, the reduction being due to the Chinese New Year and COVID-19. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business.

Corporate Information

Our principal executive offices are located at Unit 609, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Hainan Province, China 570203.

Our telephone number at this address is (86) 898 66186181. Our registered office in the Cayman Islands is located at Sertus Chambers, Governors Square, Suite# 5-204,23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Island. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

Our website is www.txcb.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be deemed incorporated into, this Current Report on Form 8-K.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the SEC if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RISK FACTORS

An investment in our common shares involves significant risks. You should carefully consider all of the information in this Current Report on Form 8-K, including the risks and uncertainties described below, before making an investment in our shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our shares could decline, and you may lose all or part of your investment.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on us if the situation continues.

Business interruptions, including any interruptions resulting from COVID-19, could significantly disrupt our operations and could have a material adverse impact on the Company if the situation continues. Business slowed down significantly during the months of February, March and April, 2020, due to COVID-19; however, the Company is in the process of recovering from the negative impact of COVID-19.

Further, all employees, including our technical staff, are working from home or in a virtual environment. The Company always maintains the ability for team members to work virtually, and we will continue to stay virtual, until the Chinese government indicates the environment is safe to return to work.

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should worsen, we may experience disruptions to our business including, but not limited to equipment, to our workforce, or to our business relationships with other third parties.

The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Risks Related to Our Business

We have a limited operating history in an evolving market, which makes it difficult to evaluate our future prospects.

We launched our Company in 2019, and have a limited operating history. As our business develops, or in response to competition, we may continue to introduce new services or make adjustments to our existing services, or make adjustments to our business model. In connection with the introduction of new services, or in response to general economic conditions, we may impose more stringent customer qualifications to ensure the quality of our customers, which may negatively affect the growth of our business. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. It is therefore difficult to effectively assess our future prospects.

If we fail to educate potential clients about the value of our services, if the market for our marketplace does not develop as we expect, or if we fail to address the needs of our target market, our business and results of operations will be harmed.

Our historical financial results may not be indicative of our future performance.

Our revenues were $5,332,779 for the period from March 1, 2019 (when we commenced operations) through March 31, 2020. However, the limited history of our operations makes it difficult to evaluate our prospects. We may not be able to grow our business at all.

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in China. These factors include economic conditions and perceptions of such conditions by traders of collectibles and artwork, employment rates, the level of their disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China and globally.

The art market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economy, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have an adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on the Company and its customers, logistics providers, network carriers and other channel partners.

International trade disputes, especially the current dispute between China and the United States, could result in tariffs and other protectionist measures that could adversely affect the Company’s business. Tariffs could increase the cost of the goods and products which could affect people’s discretionary spending level and adversely impact our business. Also, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect the Company’s business.

If we become subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of an investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Many of these companies have been subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our business operations will be severely hindered and an investment in our shares could be rendered worthless.

The demand for art and collectibles is unpredictable, which may cause significant variability in our results of operations.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market, as to which collecting categories and which artists are most sought after, and by the preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell consigned property, potentially causing significant variability in our results of operations from period to period.

A decline in trading volumes will decrease our trading revenues.

Trading volumes are directly affected by economic, political and market conditions, broad trends in business and finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price of collectibles and artwork and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues is tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

Due to the nature of our business, valuable works of art are stored at our facilities. Such works of art could be subject to damage or theft, which could have a material adverse effect on our operations, reputation and brand.

Valuable works of art are stored at our facilities. Although we maintain security measures at our premises, valuable collectibles and artwork may be subject to damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on our business and reputation.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result in financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using our trading platform to invest in collectibles and artwork, and that such investment is secure, we may not be able to attract new traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

If we do not compete effectively, our results of operations could be harmed.

The art e-commerce industry is highly fragmented and competitive with relatively low entry barriers. We compete primarily on the basis of our technology, comprehensive customer service and brand recognition. Our competitors compete with us in some or all of the following ways:

•	provide services that are similar to ours, or that are more attractive to customers than ours;

•	provide products and services we do not offer;

•	offer aggressive rebates to gain market share and to promote their businesses;

•	adapt at a faster rate to market conditions, new technologies and customer demands;

•	offer better, faster and more reliable technology; and

•	market, promote and provide their services more effectively.

Although we do not compete against other trading service providers solely based on prices, if our competitors offer their services at lower prices, we may be forced to provide aggressive discounts or rebates to our customers and our commission and fees may decrease. Reduction in commissions and fees without a commensurate reduction in expenses would lower our profitability.

In addition, we know of at least five art e-commerce platforms operating in China, through which individual customers can open accounts and trade all kinds of artworks on those exchanges. Recently, certain Internet companies also launched art e-commerce trading services.

Many of these competitors have greater financial resources or a larger customer base than we do, and if we fail to compete effectively, our market position, business prospects and results of operations would be adversely affected.

The art e-commerce market is highly competitive and many traditional art galleries and auction houses may provide a platform for artwork owners to sell their collections. However, their trading model is substantially different from ours. As of June 2020, there were more than three active art e-commerce platforms operating nationwide in China. The trading service providers compete with each other for customers and trading volume based on factors including brand, technology, research and customer services.

Although some of our competitors have greater financial resources or larger customer bases than we do, we believe that our proprietary technology platform, our comprehensive customer services and strong brand recognition in the industry will enable us to compete effectively in the fast evolving art e-commerce trading industry in the PRC.

Our competitors operate with different business models, have different cost structures, or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Many of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their service offerings. Many of our competitors also have longer operating histories, a more extensive client base, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive terms or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of our business, we may have to charge lower fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our services and products could stagnate or substantially decline, we could experience reduced revenues or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our shares. Factors that may cause fluctuations in our quarterly financial results include:

•	our ability to attract new clients and retain existing clients;

•	changes in our mix of services and introduction of new services;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

•	our decision to manage client volume growth during the period;

•	the impact of competitors or competitive products and services;

•	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;

•	network outages or security breaches;

•	changes in the legal or regulatory environment or proceedings, including with respect to security, privacy, or enforcement by government regulators, including fines, orders or consent decrees;

•	general economic, industry and market conditions, including changes in Chinese or global business or macroeconomic conditions; and

•	the timing of expenses related to the development or acquisition of technologies or businesses.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur marketing and advertising expenses in the amount of approximately  $1,600,000 in 2019. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Fraudulent activity in our marketplace could negatively impact our operating results, brand and reputation and cause the use of our services to decrease.

We are subject to the risk of fraudulent activity both in our marketplace and associated with traders and third parties handling their information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Increases in fraudulent activity, either in our marketplace or associated with participants of our marketplace, could negatively impact our brand and reputation, reduce the volume of transactions facilitated through our platform and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation”. We cannot assure you that any of our intellectual property rights will not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Our annual effective income tax rate can change significantly as a result of a combination of changes in our foreign earnings and other factors, including changes in tax laws or changes made by regulatory authorities.

Our consolidated effective income tax rate is equal to our total income tax expense (benefit) as a percentage of total book income (loss) before tax. Losses in one jurisdiction may not be used to offset profits in other jurisdictions and may cause an increase in our tax rate. Changes in statutory income tax rates and laws, as well as initiation of tax audits by local and foreign authorities, could impact the amount of income tax liability and income taxes we are required to pay. In addition, any fluctuation in the earnings (or losses) of the jurisdictions and assumptions used in the calculation of income taxes could have a significant effect on our consolidated effective income tax rate. Furthermore, our effective tax rate could increase if we are unable to generate sufficient future taxable income in certain jurisdictions, or if we are otherwise required to increase our valuation allowances against our deferred tax assets.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in successfully incorporating licensed or acquired technology and rights into our service offerings to customers;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

•	risks of entering markets in which we have limited or no prior experience;

•

regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•

liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our CEO, Mr. Zhou. If Mr. Zhou becomes unable or unwilling to continue with the Company, our business would be severely disrupted.

Our business operations depend on the continued services of our CEO and principal shareholder Mr. Xingtao Zhou. Although Mr. Zhou has indicated that he has no intention to leave the Company, we cannot assure you that he will stay with the Company. If he leaves or becomes unable to continue with the Company for any reason, we may not be able to replace him easily or at all, in which case our future growth would be constrained, our business would be severely disrupted and our financial condition and results of operations would be materially and adversely affected, and we may incur additional expenses to recruit, train and retain his replacement. In addition, we have not entered into confidentiality and non-competition agreements with any employees,, and there is no assurance that any of our employees, some of whom have considerable information about the workings of our Company, will not join our competitors or form a competing business. If any dispute arises between our current or former employees and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China, or we may be unable to enforce them at all.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with related parties, including our shareholders, directors and executive officers. For example, we have entered into several agreements with our CEO and principal shareholder, Xingtao Zhou, and companies controlled by him, including the Target Companies. See “Certain Transactions and Related Party Transactions.” We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests.

Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our shareholders with respect to the negotiation of, and certain other matters related to, our lease and technology services to such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

Currently, our Board of Directors has not authorized the establishment of an Audit Committee to review and approve related party transactions. Accordingly, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

The relative lack of public company experience of our management may put us at a competitive disadvantage.

Our management is small in number, and lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Mr. Zhou, our CEO, has no experience managing a publicly-traded company except ours, of which he became CEO only in December, 2018. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Accordingly, management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports, and have an adverse effect on our business and stock price.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, information technology, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled marketing, technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expense in hiring and training their replacements, and the quality of our products and services could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our consolidated variable interest entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a Cayman Islands-exempted company and our PRC subsidiary is considered a foreign invested enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into among Management Consulting, the Target Companies and the Pledgors. As a result of these contractual arrangements, we exert control over our VIEs and consolidate their operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see “Corporate History and Structure.”

In the opinion of our PRC counsel, Yingke Law Firm, our current ownership structure, the ownership structure of our PRC subsidiary and our consolidated VIEs, and the contractual arrangements among Management Consulting, our VIEs and the shareholders of our VIEs are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, Yingke Law Firm has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in the market survey service business, the relevant PRC regulatory authorities, including the China Securities Regulatory Commission (the “CSRC”), would have broad discretion in dealing with such violations or failures, including, without limitation:

•	discontinuing or placing restrictions or onerous conditions on our operations;

•	imposing fines, confiscating the income from Management Consulting or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledges of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs;

•	restricting or prohibiting our ability to finance our business and operations in China; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our VIE structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIEs or our right to receive substantially all the economic benefits and residual returns from our VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We rely on contractual arrangements with our VIEs and the shareholders of our VIEs for our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied on, and expect to continue to rely on, contractual arrangements with the Management Consulting, the Target Companies (VIEs), and the Pledgors to operate our business. For a description of these contractual arrangements, see “Variable Interest Entities Arrangements.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entities. For example, our consolidated variable interest entities and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner, or taking other actions that are detrimental to our interests.

If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational levels. However, under the current contractual arrangements, we rely on the performance by our consolidated variable interest entities and their shareholders of their obligations under the contracts to exercise control over our consolidated variable interest entities. The shareholders of our consolidated variable interest entities may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our consolidated variable interest entities. Although we have the right to replace any shareholder of our consolidated variable interest entities under the contractual arrangement, if any shareholder of our consolidated variable interest entities is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by our consolidated variable interest entities or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.” Therefore, our contractual arrangements with our consolidated variable interest entities may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our consolidated VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If our consolidated VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our VIEs were to refuse to transfer their equity interest in the VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entities, and our ability to conduct our business may be negatively affected. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.”

The shareholders of our consolidated VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

100% of the equity interests of our VIEs are held by the three Pledgors. Their interests in the VIEs may differ from the interests of our Company as a whole. These shareholders may breach, or cause our consolidated variable interest entities to breach, the existing contractual arrangements we have with them and our consolidated variable interest entities, which would have a material adverse effect on our ability to effectively control our consolidated variable interest entities and receive economic benefits from them. For example, the Pledgors may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with the Pledgors to request them to transfer all of their equity interests in the VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the Pledgors, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our consolidated variable interest entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entities owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between Management Consulting, our wholly-owned subsidiary in China, our consolidated VIEs in China, and the shareholders of our VIEs were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust our VIEs’ income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing Management Consulting’s tax expenses. In addition, if Management Consulting requests that the shareholders of our VIEs transfer their equity interests in the VIEs at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject our VIEs to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entities’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our consolidated VIEs that are material to the operation of our business if one or more of the entities goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Our consolidated VIEs hold certain assets that are material to the operation of our business, including domain names and equipment for our online trading platform. Under the contractual arrangements, our consolidated VIEs may not and their shareholders may not cause them to, in any manner, sell, transfer, mortgage or dispose of their assets or their legal or beneficial interests in the business without our prior consent. However, in the event our consolidated VIEs’ shareholders breach the these contractual arrangements and voluntarily liquidate our consolidated VIEs or our consolidated VIEs declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated VIEs undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations are influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole, which cannot be assured.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required licensing in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

MOFCOM published discussion drafts of the proposed Foreign Investment Law in January 2015 and December 2018, respectively, aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. MOFCOM is currently soliciting comments on the latest draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. In the second draft, there are no regulations on contractual arrangements, variable interest entities or actual control, which were explicitly provided in the first draft. However, we cannot confirm whether there will be another draft which would significantly change the regulations regarding these matters. The first draft Foreign Investment Law or a similar draft, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

Among other things, the draft Foreign Investment Law or a similar draft expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs. Once an entity is considered an FIE, it may be subject to the foreign investment restrictions or prohibitions set forth in a “Negative List” to be separately issued by the State Council later. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “Negative List,” the FIE must go through a market entry clearance by MOFCOM before being established. If an FIE proposes to conduct business in an industry subject to foreign investment “prohibitions” in the “Negative List,” it must not engage in the business. However, an FIE that is subject to foreign investment “restrictions,” upon market entry clearance, may apply in writing to be treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision-making bodies, or having the voting power to exert material influence on the board, the shareholders’ meetings or other equivalent decision-making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “Negative List”, if the FIE is engaged in an industry listed in the Negative List. Unless the underlying business of the FIE falls within the Negative List, which calls for market entry clearance by MOFCOM, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See “—Risks Related to Our Corporate Structure” and “Our Corporate History and Structure.” Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “Negative List”, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “Negative List” without market entry clearance may be considered illegal.

The draft Foreign Investment Law or a similar draft has not taken a position on what actions will be taken with respect to companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. If the enacted version of the Foreign Investment Law and the “Negative List” mandate further action, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities. Together, these government authorities promulgate and enforce regulations that cover many aspects of the collectibles and artwork trading and related services exchange platform. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We have made efforts to obtain all the applicable licenses and permits. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government determines that we are operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue the relevant parts of our business or to impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiary to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entities in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. Contractual arrangements in relation to our consolidated variable interest entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of its respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises mainly engaging in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiary is not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiary and consolidated VIE is RMB. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on investors’ shareholdings.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this Form 8-K, we believe that we have made adequate employee benefit payments. If we fail to make adequate payments in the future, we may be required to make up the contributions for these plans in the amount of 110% of the amount in the preceding month. If we fail to make or supplement contributions of social security premiums within the stipulated period, the social security premiums collection agency may enquire into the deposit accounts of the employer with banks and other financial institutions. In an extreme situation, where we failed to contribute social security premiums in full amount and do not provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of our properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums. If we are subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Our business is susceptible to fluctuations in the art market of China.

We conduct our business primarily in China. Our business depends substantially on the conditions of the PRC art market. Demand for collectibles and artwork in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuation in prices. Fluctuations of supply and demand in China’s art market are caused by economic, social, political and other factors. Over the years, governments at both national and local levels have announced and implemented various policies and measures aimed to regulate the art markets. These measures have affected and may continue to affect the conditions of China’s art market and cause fluctuations in collectibles and artwork prices. To the extent fluctuations in the art market may adversely affect the trading volume on our platform, or require us to provide our services on unfavorable terms, our financial condition and results of operations may be materially and adversely affected.

The legal rights we hold to use certain leased properties could be challenged by property owners or other third parties, which could prevent us from operating our business or increase the costs associated with our business operations.

For all of our business facilities and warehouses, we do not hold property ownership with respect to the premises under which those facilities are operated. Instead, we rely on leases with the property owners. Our general practice requires us to examine the title certificates of the property owners as part of our due diligence before entering into a lease with them. If we fail to identify encumbrances on the titles, our leases of such properties may be challenged or even invalidated by government authority or relevant dispute resolution institution. As a result, the development or operations of our facilities on such properties could be adversely affected.

In addition, we are subject to the risks of other potential disputes with property owners and to the forced closure of our facilities. Such disputes and forced closures, whether resolved in the favor of us, may divert our management attention, harm our reputation, or otherwise disrupt and adversely affect our business.

The approval of the China Securities Regulatory Commission may be required in connection with any proposed listing or offering under a regulation adopted in August 2006, as amended, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

Our PRC counsel, Yingke Law Firm, has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our shares on US securities markets in the context of this Form 8-K filing, given that:

•	we established our PRC subsidiary, Management Consulting, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

•

no explicit provision in the M&A Rules classifies the respective contractual arrangements between Management Consulting, the VIEs and their shareholders as a type of acquisition transaction falling under the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, if and when we attempt to do an offering, and the CSRC’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory agencies subsequently determines that we need to obtain the CSRC’s approval for an offering of our securities, or if the CSRC or any other PRC government agencies promulgates any new interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for a future offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. Sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from an offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of shares in any such offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of shares we might offer in the future, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for a future offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our shares.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officer and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulation—Regulations on Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on persons who invest in our shares.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, we may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While we expect to comply with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by us and our affiliates, are subject to the unpredictability of the Chinese enforcement authorities, and may therefore be impossible to facilitate.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

If we cannot effectively secure our network, customers’ personal information, which we collect through our online platform, may be subject to leakage or theft, and if the regulators believe we have failed to fulfill our network security obligations, our online platform may be required to suspend operations and rectification, which may have a material adverse effect on our operations and financial results due to the large amount of our daily trading conducted online.

On November 7, 2016, the Standing Committee of the National People’s Congress of the PRC (the “NPC”) promulgated the Cybersecurity Law of the PRC (“Cybersecurity Law”) which became effective on June 1, 2017. Under this law, network operators must provide cybersecurity protection and protect the integrity, confidentiality and availability of network data. The Cybersecurity Law also standardizes the collection and usage of personal information and requires network operators to protect users’ privacy security. If a network operator violates the Cybersecurity Law, it can face various penalties, including but not limited to the suspension of related business, winding up, shutting down its websites, and revocation of its business license, all of which may be imposed by the relevant authority, along with fines up to RMB 1 million (approximately $145,985) if severe damage occurred.

We collect and process the personal information of the customers who register on our online platforms, for the purpose of managing and maintaining our customers and their trading information. We will also publish “Investor Information Protection Policy” on our online platform, to help the customers who register on our online platforms understand what, where and how their private information be collected and used by us, and what measures we will take to protect their personal information. Nonetheless, we cannot assure that our cybersecurity protection rules and related technical measures are adequate to prevent network data in our online platform from being breached, stolen or tampered with. If our online platform network is at risk, we may be required by competent cybersecurity supervision authorities to suspend online platforms before rectification and we may be fined up to RMB 1,000,000 if it is found that our online platform has material security risks or if severe cybersecurity events occur due to failure of our network security protection.

On June 13, 2019, the State Internet Information Office of the PRC issued a public comment draft of Private Information Cross-Border Transfer Safety Assessment Measures (“Personal Information Safety Measures (Public Draft)”) which will be enforced by the relevant provincial network information office once it becomes effective. The Personal Information Safety Measures (Public Draft) is formulated in accordance with the Cybersecurity Law and it requires that before the personal information can be transferred out of China, the network operator shall report its request for safety assessment to the provincial network information office, and such office shall complete the safety assessment, typically within 15 working days. A new security assessment shall be carried out every two years, or in the event of a change in purpose of the cross-border transfer of personal information or a change in the type or overseas storage period of such information. Any relevant network information office has the authority to suspend or termination the personal information transfer activities from any network operators, if any of the following situations occur: (i) the network operators or receivers experience a severe data leakage, data abuse and other similar events; (ii) the individuals who provide personal information are unable to protect his/her legitimate rights and interests; or (iii) the network operators or receivers are not capable of protecting personal information safety.

Risks Related to Our Shares

There has been only a very limited public market for our shares prior to the filing of this Form 8-K, and if an active trading market does not develop you may not be able to resell shares that you own or may purchase at or above the price you paid, or at all.

Prior to the filing of this Form 8-K, there has been a very limited public market for our shares. If an active trading market for our shares does not develop, the market price and liquidity of our shares will be materially adversely affected. You may not be able to sell any shares that you currently own or may purchase, at or above the price you paid or will pay. Accordingly, investors should be prepared to face a complete loss of their investment.

Our shares are thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our shares have been, and are expected to continue to be for the reasonably foreseeable future, “thinly-traded”, meaning that the number of persons interested in purchasing our shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our shares might not develop or be sustained.

The market price for our shares may be volatile.

The market price for our shares may be volatile and subject to wide fluctuations due to factors such as:

•	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities research analysts;

•	negative publicity, studies or reports;

•	conditions in Chinese art and related service markets;

•	our capability to catch up with the technology innovations in the industry;

•	changes in the economic performance or market valuations of other collectibles and artwork trading and related services companies;

•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar; and

•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our shares.

Volatility in our shares’ price may subject us to securities litigation.

The market for our shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from Management Consulting. Management Consulting may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States, and it may be difficult for a shareholder of ours to effect service of process or to enforce judgments obtained in the United States courts.

Our corporate affairs are governed by our current memorandum and articles of association and by the Companies Law (2018 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and thus provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Moreover, Nevada law authorizes the Company to indemnify its officers and directors in many circumstances. Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law (see “Legal Proceedings,” herein).

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We will incur increased costs as a result of being a public company.

We continue to incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ, impose various requirements on the corporate governance practices of public companies. Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the rules and regulations of the SEC. For example, as a public company, we might in the future be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We might incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

Our Chairman will have substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As a result of the Share Exchange, Xingtao Zhou, Chairman of our board of directors, beneficially owns 54.24% of our outstanding common shares, and 100% of our Preferred Shares. As a result of his significant shareholding, our Chairman has, and will continue to have, substantial control over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Mr. Zhou may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the market price of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of the results of operations and financial condition of Cayman Company and its subsidiaries for the years ended September 30, 2019, and the interim period ended March 31, 2020, should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto of Cayman Company filed herewith as Exhibit 99.1. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Our audited and unaudited financial statements are stated in United States Dollars and are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Overview

We conduct our operations through our two consolidated subsidiaries, Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan Cangbao”) and Cangbao Tianxia (Shanghai) Cultural Relic Co.,Ltd.(“Shanghai Cangbao”). These two subsidiaries were incorporated on May 30, 2018 and June 28, 2019 respectively, in PRC, as domestic Chinese limited liability corporations.

We commenced our operations in March 2019, and we intend to make a cultural service platform dedicated to creating industry standards for art investment and creating a model of online art exchanges and transactions, which allows collectors, artists, art dealers and owners to access a much larger art trading market, allowing them to engage with a wide range of collectibles or artwork investors.

Currently we facilitate trading by individual customers of all kinds of collectibles, artworks and commodities on our online platforms, which create two source of income: (1) membership fee income by offering different service packages for members; (2) transaction commission, charging from both the buyer and the seller a commission based on the artwork trading amount upon successfully facilitating artworks transaction.

Recent Developments

Early in January, 2020, we launched a new application, which enables our customers to communicate and list artworks to trade. We are currently working with a third-party technology company to design a tablet, which will have multiple built-in applications to facilitate membership enrollment and artworks trade. The tablet is now generating advertisement revenue for the Company.

RESULTS OF OPERATIONS

Results of Operations for the year ended September 30, 2019 and six months ended March 31, 2020

The following table sets forth key components of Company’s results of operations for the year ended September 31, 2019 and interim period ended March 31, 2020. The discussion following the table addresses these results.

	For the Six Months Ended March 31,	For the Year Ended September 30,
	2020	2019

Net revenues	$2,406,047	$2,986,593
Cost of revenues	835,080	2,278,211
Gross margin	1,570,967	708,382
Operating expenses:
Selling expense	826,419	1,702,820
General and administrative	1,404,706	1,000,945
Total operating expenses	2,231,125	2,703,765
Loss from operations	(660,158)	(1,995,383)
Other income/(loss)
Interest income	1,582	577
Interest expense	(92)	(174)
Other income (expense)	(35,238)	70
Total other income(loss)	(33,748)	473
Operating loss before income taxes	(693,906)	(1,994,910)
Provision for income taxes	2,748	41,281
Net loss	$(696,654)	$(2,036,191)

Revenues. For the six months ended March 31,2020 and the year ended September 30, 2019, we had revenue of $2,406,047 and $2,986,593, respectively, which were derived from service package sales for the members. We have not generated revenue from transaction commission since the beginning of operation in March 2019. As of the filling date, many trading transactions are in progress in our efforts, and we expect to increase our revenue significantly, especially the revenue of transaction commission, in the coming fiscal years.

Cost of Revenue. For the six months ended March 31, 2020 and the year ended September 30, 2019, we had cost of revenue of $835,080 and $2,278,211 respectively, which represent costs of maintaining our platform such as network service. and items prepared as gifts for the member.

Gross Margin. We generated gross profit of $1,570,967 and $708,382 for the six months ended March 31, 2020 and the year ended September 30, 2019, respectively, with a gross margin of 65% and 24% respectively. In the coming fiscal years, our business scale is expected to grow significantly. It demonstrates, based on the experience and study of our business, that the cost of sales remains relatively stable in the short run while our revenue growing rapidly in the long term. Because we are emerging industry leader.

Operating expenses. Operating expenses consist of selling expenses, general and administrative expenses.

For the six months ended March 31, 2020 and the year ended September 30, 2019, we had selling expenses of $826,419 and $1,702,820 respectively, which includes marketing and advertising costs related to the operations and development of the platform. For the six months ended March 31, 2020 and the year ended September 30, 2019, we had general and administrative expenses of $1,404,706 and $1,000,945, respectively which mainly consist of salaries and related employee benefits, office expenses, professional service fees, depreciation expenses, rent, and related costs.

Loss from Operations. For the six months ended March 31, 2020 and the year ended September 30, 2019, we had loss from operations of $660,158 and $1,995,383 respectively.

Net loss. For the six months ended March 31, 2020 and the year ended September 30, 2019, we had net loss of $696,654 and $2,036,191 respectively.

Liquidity and Capital Resources

Working Capital Deficit. As of March 31, 2020 and September 30, 2019, the Company had working capital deficit of $3,250,896 and $2,763,980.

Cash Flows. The following is a summary of the Company’s cash flows from operating, investing and financing activities:

	Six Months Ended March 31, 2020	Year ended September 30, 2019
Net cash provided by (used in) operating activities	$(1,479,448)	$3,644,518
Net cash used in investing activities	(6,426)	(462,723)
Net cash used in financing activities	(528)	—
Net change in cash and cash equivalents	$(1,486,402)	$3,181,795

Operating Activities.

Net cash used in operating activities was $1,479,447 for the six months ended March 31, 2020. The net cash outflow was primarily the result of the increase of $900,401 in prepayment and other receivable, decrease of $371,890 in tax payable and net loss of $696,654, partly offset by the increase of $679,805 in advance from customer, and the depreciation of $47,691 for the six months ended March 31, 2020.

Net cash provided by operating activities was $3,644,518 for the year ended September 30, 2019. The net cash inflow was primarily the result of the increase of $5,209,900 in account payable, increase of $1,509,499 in advance from customer and increase of $364,129 in tax payable, partly offset by the increase of $1,162,094 in prepayment and other receivable, and the net loss of $2,036,191 for the year ended September 30, 2019.

Investing Activities.

Net cash used in investing activities was $6,426 for the six months ended March 31, 2020. Net cash used in investing activities solely reflect purchase of property and equipment.

Net cash used in investing activities was $462,723 for the year ended September 30, 2019. Net cash used in investing activities mainly reflect purchase of intangible assets.

Financing Activities.

Net cash used in financing activities was $528 for the six months ended March 31, 2020, which referred to the repayment to related parties.

There were no financing activities for the year ended September 30, 2019.

Going Concern

The Company’s financial statements as of September 30, 2019 and March 31, 2020, have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated net loss of $2,745,795 as of March 31, 2020. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Material commitments

As of the date of this Report on Form 8-K, we do not have any material commitments.

Off-balance sheet arrangements

As of the date of this Report on Form 8-K, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements as of September 30, 2019 and for the year ended September 30, 2019 comprise of the following periods for each entity:

Name	Periods
Zhi Yuan	April 15, 2019 (Inception) – September 30, 2019
Cang Yun HK	May 22, 2019 (Inception) – September 30, 2019
Shanghai Cangyun	July 30, 2019 (Inception) – September 30, 2019
Hainan Cangbao	October 1, 2018 – September 30, 2019
Shanghai Cangbao	June 28, 2019 (Inception) – September 30, 2019

Hainan Cangbao Tianxia Cultural Relic Co., Ltd. (“Hainan Cangbao”) was incorporated on May 30, 2018 but has not commenced any operation for the period from May 30, 2018 (Inception) to March 31, 2019. The comparative financials of Hainan Cangbao as of September 30, 2018 and for the period from May 30, 2018 (Inception) to September 30, 2018; and as of March 31, 2019 and for the period from May 30, 2018 (Inception) to March 31, 2019 are not presented in the consolidated financial statements for comparison purpose.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its wholly and majority owned subsidiaries, and consolidated VIEs and their subsidiaries for which the Company is the primary beneficiary.

All transactions and balances among the Company, its subsidiaries and consolidated VIEs have been eliminated upon consolidation.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs and prepayments, less any lease incentives.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Revenue Recognition

The Company adopted ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company operates an online and offline cultural service platform, through which dedicated to create industry standards for art investment and creating a model of online art exchanges and transactions, which allows collectors, artists, art dealers and owners to access a much larger art trading market, allowing them to engage with a wide range of collectibles or artwork investors.

The service includes trading facilitation, appraisal of treasures, consignment of artworks, storage of artworks and all-in-one advertising service, etc.

The Company derives its revenues from (1) platform membership service fee for member customers and (2) trading commission income, which includes commission from artwork price guarantee service, and artwork ownership transfer facilitate service through the online platform. The Company charges both the buyer and the seller a commission based on the artwork trading amount.

Membership service income

The Company recognizes membership fee revenue as the performance obligations are satisfied over time, usually, recognized on an average over the life of membership. The general contract terms of membership service include timeframe of the service, pricing and payment terms, rights and obligations of parties, performance test criteria, and liability for breach of contract. Membership fees received in advance from customers are recorded as “Deferred revenues” in the consolidated balance sheets. Deferred revenues are recognized as revenue over the passage of time. Such membership fees received are non-refundable.

The cost of revenue consists primarily of platform maintenance expenses which are directly attributable to the membership fee revenue, including but not limited to service charge for cloud computing, items prepared as gifts for the member and related expenses.

Trading commission income

Trading commission income is derived from contracts with customers, which primarily include payment terms, rights and obligations of parties, acceptance criteria, and liability for breach of contract. The Company’s sales arrangements do not contain variable consideration. The Company recognizes revenue at a point in time based on management’s evaluation of when performance obligations under the terms of a contract with the customer are satisfied and the related artworks transactions has been successfully completed.

The Company did not recognize any trading commission income for the year ended September 30, 2019 and for the six months ended March 31, 2020.

Contractual Obligations

As a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, the Company is not required to provide this information.

DESCRIPTION OF PROPERTY

Prior to the Share Exchange, the Company’s headquarters were located at 5-1-1206 Hefeng Jiangan, Nianqing Rd. Meilan District, Hainan Province, China 570203. Since the Share Exchange, the Company no longer uses the foregoing property.

Effective as of the closing of the Share Exchange, the Company’s principal office is located at Unit 609, Shengda Plaza, No. 61, Guoxing Ave. Meilan District, Hainan Province, China 570203. We rent 2,100 square feet of office space at that location from an unaffiliated landlord. Our lease expires on December 31, 2021; annual rent is $40,000. We also rent an office, which is approximately 1,700 square feet, in Shanghai from an unaffiliated landlord; the annual rent is $34,600 and the lease expires on July 15, 2021.

In addition, we rent space in Shanghai and Chengdu as storage spaces to display our artworks. Our storage space in Shanghai, which is located in the historic town of Zhu Jia Jiao, is approximately 4,300 square feet. Because that space is used as a nonprofit museum, we are able to lease the space from the local township at no cost; that lease expires on December 31, 2020. Our VR museum, which is approximately 7,500 square feet, is located in Chengdu, and is leased from an unaffiliated landlord; the lease expires on March 13, 2022, and annual rent is $336,000.

LEGAL PROCEEDINGS

The Company’s officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please refer to Item 4.01 of this Form 8-K for this information, which is incorporated by reference herein.

DIRECTORS AND OFFICERS

Set forth below is information regarding our directors and executive officers. Pursuant to the terms of the Share Exchange, the current officers and directors will remain unchanged. All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them. None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Xingtao Zhou	41	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board
Liang Tan	57	Director

Xingtao Zhou -- President, Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer), Chairman of the Board of Directors.  Mr. Zhou has served as the chairman and founder of Hainan Cang Bao Tian Xia Artwork Co. Ltd. since 2017 and Cang Bao Ge (Hong Kong) Arts Co., Ltd since 2012. From 2009 to 2012, Mr. Zhou served as the president of Yi Hua Cultural Diffusion Co., Ltd. Mr. Zhou served as the curator of the Yin Yuan Min Su Museum from 2003 to 2009 and as the vice curator from 1999 to 2003. Mr. Zhou received a bachelor’s degree in International Business from Southwestern University of Finance and Economics.

Liang Tan, Director. Liang Tan has served as the general manager of Shanghai Qingsheng Investment Co., Ltd. since 2017. Mr. Tan served as the deputy general manager of Shanghai Daren Asset Management Co., Ltd. from 2013 to 2016.

Committees of the Board of Directors

The Company does not have a standing audit committee, compensation committee, nomination committee, or committees performing similar functions. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Director Independence

We do not have any independent directors, as such term is defined in the listing standards of The NASDAQ Stock Market at this time. The Company’s common stock is not listed or quoted on any exchange that has director independence requirements, or any exchange at all at this time.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

EXECUTIVE COMPENSATION

The following table summarizes, for each of 2019 and 2018, the compensation awarded, paid to or earned by our President, CEO, CFO and Chairman of the Board of Directors, Xingtao Zhou, and our former CEO, David Lazar, who are compensated for their services to the Company; no other officer receives compensation from the Company.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Xingtao Zhou (1)	2019	42,372	—	—	—	—	—	—	—
President CEO and CFO	2018	0	—	—	—	—	—	—	—

David Lazar (2)	2019	—	—	—	—	—	—	—	—
former CEO	2018	—	—	4,003,096	—	—	—	—	4,003,096

———————

(1)

Mr. Zhou has received $42,372 in cash compensation from Hainan Cangbao since inception of Hainan Cangbao on March 1, 2019.

(2)

Mr. Lazar resigned as CEO on December 31, 2018, when a change of control was completed, and current management assumed control.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future. We have no employment agreements with Mr. Zhou or with any of our employees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the six months ended March 31, 2020, the Company advanced a total of $28,053 to Mr. Xingtao Zhou. As of March 31, 2020 and September 30, 2019, the outstanding balance receivable from Mr. Xingtao Zhou was $0.

On March 31, 2019, the Company purchased the membership platform system from Guangdong Cangbaotianxia Art Co., Ltd with a consideration of $432,711.

During the year ended September 30, 2019, the Company prepaid $82,251 to Sichuan Cangbaotianxia Art Co., Ltd, and received $54,834. As of March 31, 2020 and September 30, 2019, the outstanding balance advanced to Sichuan Cangbaotianxia Art Co., Ltd was $27,684 and $27,417 respectively.

During the year ended September 30, 2019, the Company received $518 in advance from Mr. Wei Wang. And the balance of $518 was paid off during the six months ended March 31, 2020. As of March 31, 2020 and September 30, 2019, the outstanding balance payable to Mr. Wei Wang was $0 and $518, respectively.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and the Company.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this Current Report on Form 8-K after closing of the Share Exchange, with respect to the beneficial ownership of our common stock and preferred stock for (i) each director and named executive officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially 5% or more of the outstanding shares of our common stock. As of the date of this Current Report on Form 8-K, there are 110,319,245 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Class of Securities	Shares Beneficially Owned	Percentage Owned (4)

Directors and Named Executive Officers

Xingtao Zhou	Preferred Stock	9,920,000	100.0%
	Common Stock	59,839,271	54.2%

Yaqin Fu (2)	Common Stock	15,663,849	14.2%

All Officers and Directors as a group (2 persons)	Common Stock	75,503,120	68.4%

5% Stockholders

Wei Wang (3)	Common Stock	18,000,000	16.3%

———————

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Yaqin Fu is the wife of Liang Tan, a director of the Company, and therefore Mr. Tan may be deemed to be the beneficial owner of the shares owned by Ms. Fu.

(3)	Mr. Wang was one of the Cayman Company Shareholders.

(4)	Based on 110,319,245 shares of our Common Stock issued and outstanding as of the date of this Current Report on Form 8-K.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of Series A preferred stock, par value $0.001 per share. After the closing of the Share Exchange, there are 110,319,245 outstanding shares of common stock, and 9,920,000 shares of preferred stock. 100% of our preferred shares are owned by our CEO, Xingtao Zhou.

Preferred Stock

Each share of Series A preferred stock has a par value of $0.001 per share. The Series A preferred stock may vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on a one-for- one basis. If the Company effects a stock split which either increases or decreases the number of shares of common stock outstanding and entitled to vote, the voting rights of the Series A preferred stock shall not be subject to adjustment unless specifically authorized.

Each share of Series A preferred stock shall be convertible at a rate of $0.0000025 per share of common stock (“Conversion Ratio”), at the option of a holder, at any time and from time to time, from and after the issuance of the Series A preferred stock.

Subject to the rights of any existing series of preferred stock or to the rights of any series of preferred stock which may from time to time hereafter come into existence, the holders of shares of Series A preferred stock shall be entitled to receive dividends, out of any assets legally available therefor, upon any payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock of the Company) on the Company’s common stock, as and if declared by the Board of Directors, as if the Series A preferred stock had been converted into common stock. Subject to the rights of any existing series of preferred stock or to the rights of any series of preferred stock which may from time to time hereafter come into existence, the payment of any dividends on any series or classes of stock of the Company shall be subject to any priority set forth in Paragraph (I)(c)(3) of Article FIFTH of our Articles of Incorporation, as such may from time to time be amended.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of any existing series of preferred stock or to the rights of any series of preferred stock which may from time to time hereafter come into existence, the holders of the Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to the price per share actually paid to the Company upon the initial issuance of the Series A preferred stock (each, the “Original Issue Price”) for each share of Series A preferred stock then held by them, plus declared but unpaid dividends. Unless the Company can establish a different Original Issue Price in connection with a particular sale of Series A preferred stock, the Original Issue Price shall be $0.001 per share for the Series A preferred stock. If, upon the occurrence of any liquidation, dissolution or winding up of the Company, the assets and funds thus distributed among the holders of the Series A preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any existing series of preferred stock or to the rights of any series of preferred stock which may from time to time hereafter come into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the each series of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

The Series A preferred stock shares are nonredeemable other than upon the mutual agreement of the Company and the holder of shares to be redeemed, and even in such case only to the extent permitted by the Certificate of Designation, the Company’s Articles of Incorporation and applicable law.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefor. See “Dividend Policy” below. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is thinly traded on the over-the-counter market under the symbol “TXCB.” There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their shares, and should be prepared to hold the common stock for an indefinite period of time.

Transfer Agent and Registrar

The transfer agent for our common shares and preferred shares is Olde Monmouth Transfer, LLC, located at 200 Memorial Parkway, Atlantic Highlands New Jersey 07716. The transfer agent’s phone number is (732) 872-2727.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)

We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)

We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)

To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Exchange Agreement, we issued 75,000,000 shares of common stock to the Cayman Company Shareholders. In exchange, we received 100% of the issued and outstanding shares of Cayman Company from the Cayman Company Shareholders, which resulted in Cayman Company becoming our wholly owned subsidiary. The issuance of such securities was exempt from registration pursuant to Regulation S promulgated under the Securities Act. The Cayman Company Shareholders are not U.S. Persons (as that term is defined in Regulation S and they acquired our shares pursuant to the Share Exchange outside of the United States. In issuing these securities to the Cayman Company Shareholders, we claim an exemption from the registration requirements of the Securities Act for the offering of the shares of our common stock to them pursuant to Regulation S promulgated thereunder, because, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each recipient of the shares certified as not being a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person, and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and each person agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

Item 4.01 Changes In Registrant’s Certifying Accountant.

On July 27, 2020, our Board dismissed BF Borgers CPA PC (“Borgers”) as our independent registered public accounting firm, and engaged a new independent registered public accounting firm, JLKZ CPA LLP Certified Public Accountants (“JLKZ”), to serve as the Company’s independent auditor. Pursuant to Item 304(a) of Regulation S-K, the Company reports as follows:

(a)	(i)	Borgers was dismissed as our independent registered public accounting firm effective on July 27, 2020.
(ii)

For the two most recent fiscal years ended June 30, 2019, Borgers’ report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

(iii)

We did not have any disagreements with Borgers relating to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended June 30, 2019 and 2018 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Borgers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	(iv)	During our fiscal years ended June 30, 2019, and through the date of dismissal, the Company did not experience any reportable events.
(v)

The Company provided Borgers with a copy of this Form 8-K prior to the time of its filing with the SEC and requested that Borgers furnish us with a letter addressed to the SEC stating whether Borgers agrees with the statements made by us in this Item 4.01(a) and, if not, the respects in which it does not agree. That letter is attached hereto as Exhibit 16.1.

(b)	(i)	On July 27, 2020, our Board engaged JLKZ to serve as our independent registered public accounting firm.
(ii)

During the Company’s two most recent fiscal years ended June 30, 2019 and 2018, and the subsequent interim period through July 27, 2020, neither the Company nor anyone acting on its behalf consulted with JLKZ regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

On July 27, 2020, the Company consummated the Share Exchange, pursuant to which Cang Bao issued an aggregate of 75,000,000 shares of common stock to the Cayman Company Shareholders in exchange for 100% of the issued and outstanding shares of Cayman Company, resulting in Cayman Company becoming our wholly owned subsidiary.

Item 5.06 Change in Shell Company Status.

As described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Share Exchange. As a result of the Share Exchange, Cayman Company became our wholly owned subsidiary and our main operating business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For more information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(i) Consolidated financial statements of Zhi Yuan Limited and its subsidiaries as of and for the years ended September 30, 2019 (Audited); and as of and for the six months ended March 31, 2020 (Unaudited) and related notes thereto is attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

Unaudited pro forma financial statements and related notes thereto are attached hereto as Exhibit 99.2.

(c)	Shell company transactions. None.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement dated July 27, 2020, by and among the registrant, Zhi Yuan Limited and the Cayman Company Shareholders.
10.1	Call Option Agreement
10.2	Equity Pledge Agreement
10.3	Proxy Agreement
10.4	Management Consultation Agreement
16.1	Borger’s Letter to SEC
99.1	Audited and unaudited consolidated financial statements
99.2	Unaudited pro forma financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANG BAO TIAN XIA INTERNATIONAL ART TRADE CENTER, INC.

Date: July 27, 2020	/s/ Xingtao Zhou
Name: Xingtao Zhou
Title: President, Chief Executive Officer and Chief Financial Officer